Lazar Levine & Felix LLP
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS

February 28, 2008

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Seguso Holdings, Inc.

Dear Sir/Madam:

We were previously the independent registered public accounting firm for Seguso Holdings, Inc. (the "Company"), and under our report dated May 11, 2007, we reported on the financial statements of the Company, as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the two years then ended and the cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006. We have not performed any auditing procedures for the Company subsequent to May 11, 2007 regarding the Company's financial statements.

Pursuant to 17 C.F.R. Section 229.304(a)(3) (Item 304 of Regulation S-K), we have read the Company's statements included under the Item 4.01 of the Company's Current Report on Form 8-K, filed with the Commission on February 28, 2008. We have no basis to agree or disagree with respect to statements regarding the other auditors or the date the Company decided to no longer engage us. We agree with the other statements regarding Lazar Levine & Felix LLP.

Very truly yours,

Lazar Levine & Felix LLP

Lazar Levine & Felix LLP

cc: Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

1034329.2

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